UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 12, 2010 (October 5, 2010)

Ampal-American Israel Corporation
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-538 (Commission File Number)	13-0435685 (IRS Employer Identification No.)
555 Madison Avenue New York, NY, USA (Address of principal executive offices)	10022 (Zip Code)
(866) 447-8636 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 5, 2010, the Board of Directors  (the “Board”) of Ampal-American Israel Corporation (the "Company") approved the grant pursuant to the Company's 2010 Incentive Plan (the "2010 Plan") to Sabih Saylan, a director of the Company, of options to purchase 180,000 shares of the Company's Class A Stock, par value $1.00 per share, at an exercise price of $1.65 per share.  The options for 11,250 shares vested upon issuance on October 5, 2010. The options for 11,250 shares will vest on November 5, 2010 and for the remaining 157,500 shares will vest in installments of 11,250 shares at the end of each three month period after November 5, 2010. Notwithstanding the forgoing, no option will be exercisable until the 2010 Incentive Plan of Ampal-American Israel Corporation is approved by the shareholders.  The form of option agreement pursuant to which the options were granted under the 2010 Plan is being filed as Exhibit 99.1 hereto.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2010 the Board of Directors of Ampal-American Israel Corporation (the “Company”) adopted and approved, subject to the approval of the Company’s shareholders, the 2010 Incentive Plan (the “Plan”), and is recommending that shareholder approve the Incentive Plan at the next annual meeting.  Certain awards may be made under the Incentive Plan prior to the approval of the Company’s shareholders, but any such awards will be contingent and subject to the approval of the Inventive Plan by the shareholders of the Company.

The Incentive Plan permits grants of options (including incentive stock options), stock appreciation rights (“SARs”), restricted stock, performance awards, other stock unit awards and dividend equivalents.  Stockholder approval of the Incentive Plan is intended to, among other things, (1) comply with the rules and regulations of the Nasdaq Stock Market, and (2) permit the awards discussed below to qualify for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

A general description of the principal terms of the Incentive Plan is set forth below.  However, the summary does not purport to be a complete description of the Incentive Plan.  The description is qualified in its entirety by the terms of the Incentive Plan, as proposed to be adopted, which is being filed as Exhibit 99.2 hereto.

Purpose of the Incentive Plan

The purpose of the Incentive Plan is to assist the Company and affiliates of the Company in attracting and retaining selected individuals to serve as directors, employees, consultants and/or advisors of the Company who are expected to contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all shareholder of the Company through the additional incentives inherent in the awards granted under the Incentive Plan.

Effective Date

Upon shareholder approval, the Incentive Plan will become effective as of October 5, 2010 and will terminate on October 4, 2020, unless sooner terminated by the Board of Directors.

Stock Limits

The maximum number of shares of the Company’s common stock issuable under the Incentive Plan is 2,000,000, plus shares that remain available under the Company’s shareholder-approved 2000 Incentive Plan, as amended (the “2000 Plan”).    Any stock that is the subject of an award under the Incentive Plan, including the shares issuable under the 2000 Plan, shall be counted against the limit as one share for every share issued.

In general, stock is counted against the limit only to the extent that it is actually issued.  Thus, stock which terminates by expiration, forfeiture, cancellation or otherwise is settled in cash in lieu of stock, or exchanged for awards not involving stock, shall again be available for grant.  Also, if the option price or tax withholding requirements of any award are satisfied by tendering stock to the Company, only the number of shares issued, net of the shares tendered, will be deemed issued under the Incentive Plan.

Additionally, the Incentive Plan imposes the following annual per-participant award limits (within the meaning of Section 162(m)(3) of the Code): no participant may be granted (i) options or SARs during any 12-month period with respect to more than 500,000 shares or (ii) restricted stock, performance awards or other stock unit awards that are denominated in stock in any 12-month period with respect to more than 500,000 shares.  Additionally, the maximum dollar value payable to any participant in any 12-month period with respect to performance awards and/or other stock unit awards that are valued with reference to property other than stock is $1,000,000.

The number and kind of stock that may be issued, the number and kind of stock subject to outstanding awards, the option price or grant price applicable to outstanding awards, the annual per-participant award limits, and other value determinations are subject to adjustment by the Stock Option and Compensation Committee (the “Compensation Committee”) to reflect any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares.  However, the Committee cannot make any adjustments that would cause an award not otherwise “deferred compensation” within the meaning of Code Section 409A to become or create “deferred compensation” under Code Section 409A.

Other Company Plans

Stock available under the Incentive Plan may be used by the Company as a form of payment of performance based compensation under other Company compensation plans, whether or not existing on the date hereof.  To the extent any stock is used by the Company under its other compensation plans, this stock will reduce the then number of shares available under the Incentive Plan for future awards, but will not be subject to the 12 month stock or dollar limitations referred to above.

Administration

The Compensation Committee is responsible for administering the Incentive Plan and has the discretionary power to interpret the terms and intent of the Incentive Plan and any Incentive Plan-related documentation.  The Compensation Committee is also responsible for determining the eligibility for awards, the terms and conditions of awards, and the adoption of rules, regulations, forms, instruments, and guidelines pertaining to the Incentive Plan.  Determinations of the Compensation Committee made under the Incentive Plan are final and binding.  The Compensation Committee may delegate administrative duties and powers to one or more officers or a committee of officers the right to grant awards to employees who are not directors or officers of the Company and to cancel or suspend awards to employees who are not directors or officers of the Company, subject to the requirements of Section 162(m) of the Code, Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and the rules of the Nasdaq Stock Market.  The Incentive Plan limits the discretion of the Compensation Committee in certain instances to avoid the creation of “deferred compensation” under, and to otherwise comply with, Code Section 409A.

Eligibility

Individuals eligible to receive awards under the Incentive Plan are employees and directors of the Company or of any affiliate of the Company, and consultants, agents and advisors who provide services to the Company and any affiliate of the Company, as selected by the Compensation Committee.

Options

The Compensation Committee may grant options under the Incentive Plan either alone or in addition to other awards granted under the Incentive Plan.  The exercise price for options cannot be less than the fair market value of the stock underlying such options on the date of grant, which shall be the closing price of the stock as reported on the Nasdaq Stock Market on the date of grant or the immediate preceding date if there is no closing price at the time of such grant.  The Incentive Plan explicitly permits the Compensation Committee to reprice options without obtaining shareholder approval.  The latest expiration date of an option cannot be later than the tenth (10th) anniversary of the date of grant.  The exercise price may be paid with cash or its equivalent, with previously acquired stock (in certain circumstances, that have been held at least six months), or by certain other means with the consent of the Compensation Committee.

       Any option intended to qualify as an incentive stock option under Section 422 of the Code ("ISO"): (i) shall only be granted to an employee, (ii) shall have an option price per share that is not less than 110% of the fair market value of such share on the date of grant, if such ISO is granted to a Participant who owns more than 10% of the total combined voting power of all classes of stock of the Company, (iii) shall have a maximum exercise period of no more than five years from the date of grant of such option, if such ISO is granted to a Participant who owns more than 10% of the total combined voting power of all classes of stock of the company, (iv) shall not be transferrable other than by will or the laws of descent and distribution, and (v) shall only be exercisable by the participant or his or her guardian or legal representative during his or her lifetime. The maximum aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year

Stock Appreciation Rights

The Compensation Committee may grant SARs under the Incentive Plan either alone or in tandem with options or other awards.  Upon the exercise of an SAR, the holder will have the right to receive the excess of (i) the fair market value of one share on the date of exercise over (ii) the grant price of the SAR on the date of grant which will not be less than the fair market value of one share on the date of grant.  Upon the exercise of an SAR, the Compensation Committee will determine, in its sole discretion, whether payment will be made in cash, stock or other property, or any combination thereof.  Additionally, the following terms will be applicable to SARs granted under the Incentive Plan:

●	Any SAR granted in tandem with an option may be granted at the same time as the related option is granted or at any time thereafter before exercise or expiration of the option.

●
Any SAR granted in tandem with an option may be exercised only when the related option would be exercisable and the fair market value of the stock subject to the related option exceeds the option price at which stock can be acquired pursuant to the option.

●	Any option related to a tandem SAR will no longer be exercisable to the extent the tandem SAR has been exercised.

Restricted Stock

The Compensation Committee may award restricted stock either alone or in addition to other awards under the Incentive Plan.  Restricted stock awards consist of stock that is granted to a participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied.  A holder of restricted stock is generally treated as a stockholder of the Company (subject to certain restrictions) and has the right to vote such stock and the right to receive distributions made with respect to such stock.  However, subject to compliance with Code Section 409A, the Compensation Committee may require that any dividends otherwise payable with respect to a restricted stock award shall not be paid currently but shall be accumulated until the applicable restricted stock has vested.  Except for certain limited situations (including the death, disability or retirement of a participant or a change of control of the Company), restricted stock awards subject solely to continued employment will have a restriction period of not less than one year from the date of grant of the restricted stock award (but pro-rata vesting is permitted over that time).

Other Stock Unit Awards

Other awards of stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, stock or other property, may be granted to participants, either alone or in addition to other awards granted under the Incentive Plan.  These other stock unit awards will be paid only in stock.  Except for certain limited situations (including the death, disability or retirement of a participant or a change of control of the Company), other stock unit awards subject solely to continued employment restrictions will be subject to restrictions imposed by the Compensation Committee for a period of not less than one year from date of grant (but pro-rata vesting is permitted over that time).  Unlike restricted stock awards, other stock unit awards result in the transfer of stock to the participant only after specified conditions and the holder of such an award is treated as a stockholder with respect to the award when the stock is delivered in the future.

Performance Awards

Performance awards may be granted under the Incentive Plan, either alone or in addition to other awards granted under the Incentive Plan.  Performance awards will be earned only if the participant meets certain performance goals established by the Compensation Committee over a designated performance period, which period shall not be shorter than 12 months.  Performance awards may be paid in cash, stock, other property, or any combination thereof, in the sole discretion of the Compensation Committee at the time of payment.  The performance goals to be achieved for each performance period will be determined by the Compensation Committee and may be based upon the criteria described below the heading “Code Section 162(m) Provisions.”

Code Section 162(m) Provisions

If the Compensation Committee determines at the time restricted stock, a performance award or other stock unit award is granted to a participant who is, or is likely to be, at the end of the tax year in which the Company would claim a tax deduction in connection with such award, a covered employee, then the Compensation Committee may provide that the following provisions are applicable to such award (these awards are referred to as “Covered Awards” below):

Performance Criteria.  Covered Awards will be subject to the achievement of one or more objective performance goals established by the Compensation Committee, which will be based on the attainment of specified levels of one or any combination of the following: net sales; pretax income before allocation of corporate overhead and bonus; earnings per share; net income; division, group or corporate financial goals; return on shareholder’ equity; total stockholder return; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the stock or any other publicly-traded securities of the Company; market share; gross profits; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; reductions in costs, and/or return on invested capital of the Company or any affiliate of the Company, division or business unit of the Company for or within which the participant is primarily employed.

Additionally, the Compensation Committee may also exclude the impact of an event or occurrence which the Compensation Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) a change in accounting standards required by generally accepted accounting principles.

Adjustments.  To prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the Incentive Plan, the number and kind of stock that may be issued, the number and kind of stock subject to outstanding awards, the option price or grant price applicable to outstanding awards, the annual per-participant award limits, and other value determinations are subject to adjustment by the Compensation Committee to reflect stock dividends, stock splits, reverse stock splits, and other corporate events or transactions.  The Compensation Committee may also make adjustments to reflect unusual or nonrecurring events such as mergers, consolidations, spin-offs and other corporate reorganizations.

Dividend Equivalents

The Compensation Committee may provide for the payment of dividend equivalents with respect to any stock subject to an award that has not actually been issued under the award.  Also if granted on performance awards, such dividend equivalents shall not be paid currently, but shall be accumulated or reinvested until the applicable stock subject to the performance award has been earned or vested.

Termination of Employment

The Compensation Committee will determine how each award will be treated following termination of the holder’s employment with, or service for, the Company, including the extent to which unvested portions of the award will be forfeited and the extent to which options, SARs, or other awards requiring exercise will remain exercisable.

Treatment of Awards upon a Change of Control and Related Transactions

One or more awards may be subject to the terms and conditions set forth in a written agreement between the Company and a participant providing for different terms or provisions with respect to such awards upon a “Change of Control” of the Company (as that term may be defined in such written agreement).

Amendments

The Board of Directors may at any time alter, amend, suspend, or terminate the Incentive Plan, except that no amendment of the Incentive Plan will be made without stockholder approval if stockholder approval is required by applicable law or regulation. Stockholder approval is also generally required for any amendment that would: (i) increase the number of shares that may be the subject of awards; (ii) expand the types of awards available; (iii) materially expand the class of persons eligible to participate; (iv) amend the requirement that options be granted with an exercise price that is not less than fair market value (v) increase the maximum permissible term for options; or (vi) modify the limitations on the number of shares or maximum dollar amounts that may be awarded to participants.  No amendment to an award previously granted may adversely affect the rights of any participant to whom such award was granted without such participant’s consent.

Transferability

Except as otherwise approved by the Compensation Committee awards are not transferable.

Clawback

The Compensation Committee may provide that an award shall be cancelled if the participant, without the consent of the Company, while employed by or providing services to the Company or any affiliate of the Company or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any affiliate of the Company, including fraud, or conduct contributing to any financial restatements or irregularities, as determined by the Compensation Committee in its sole discretion.  Additionally, the Compensation Committee may also provide that (a) a participant will forfeit any gain realized on the vesting or exercise of such award if the participant engages in such activities referred to in the preceding sentence, or (b) if a participant must repay the gain to the Company realized under a previously paid performance award if a financial restatement reduces the amount that would have been earned under such performance award.

Material Federal Income Tax Considerations

The following is a brief summary of the principal federal income tax consequences of awards under the Incentive Plan. The summary is based upon current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

Options

In general, an optionee does not recognize taxable income upon the grant of an option. Upon the exercise of such an option, the optionee recognizes ordinary income to the extent the fair market value of the stock received upon exercise of the option on the date of exercise exceeds the exercise price. The capital gain or loss will be long-term if the shares have been held for more than one year prior to their sale.  The Company receives an income tax deduction in an amount equal to the ordinary income that the optionee recognizes upon the exercise of the option. The foregoing discussion does not address the tax treatment with respect to options that would qualify as “incentive stock options” under Section 422 of the Code, which historically have not been granted by the Company.

Restricted Stock

A participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, unless an election is made as described in the next paragraph, the participant recognizes ordinary income in the first taxable year in which his or her interest in the stock becomes either: (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the stock at the time the restrictions lapse less the cash, if any, paid for the stock.

A participant may elect to recognize income at the time he or she receives restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the stock) on the date of the award. Any such election must be filed with the Internal Revenue Service within 30 days of the date of grant. Future appreciation on the stock will be taxed as capital gains when the stock is sold. However, if after making such an election, the stock is forfeited, the participant will be unable to claim any loss deduction.

The Company receives a compensation expense deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the participant had filed a timely election to accelerate recognition of income).

Other Awards

In the case of an exercise of an SAR or an award of other stock units or performance awards, the participant would generally recognize ordinary income in an amount equal to any cash received and the fair market value of any stock received on the date of payment. In that taxable year, the Company would receive a federal income tax deduction in an amount equal to the ordinary income that the participant has recognized.

Million Dollar Deduction Limit

Pursuant to Section 162(m) of the Code, the Company may not deduct compensation of more than one million ($1,000,000) dollars that is paid to an individual who, on the last day of the taxable year, is either the Company’s principal executive officer or is among one of the three other most highly-compensated officers for that taxable year as reported in the Company’s proxy statement. The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation. It is intended that awards under the Incentive Plan made to these employees in the form of options, performance-based restricted stock, performance awards, SARs, and cash payments under annual incentive awards will constitute qualified performance-based compensation and, as such, will be exempt from the one million ($1,000,000) dollar limitation on deductible compensation, but no assurance can be made in this regard.

Withholding Taxes

Awards made to participants under the Incentive Plan may be subject to federal, state and local income tax and employment tax withholding obligations and the Company will comply with any requirements to withhold such taxes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

EXHIBIT	DESCRIPTION
99.1	Form of Option Agreement
99.2	2010 Incentive Plan of Ampal-American Israel Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPAL-AMERICAN ISRAEL CORPORATION

Date: October 12, 2010	By:	/s/ Yoram Firon
Name: Yoram Firon
Title: Vice President - Investments and Corporate Affairs

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
99.1	Form of Option Agreement
99.2	2010 Incentive Plan of Ampal-American Israel Corporation